Exhibit 10.2

SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT (this “Agreement”) is made effective as of February 18, 2016, by and between VaultLogix, LLC (“VaultLogix”), InterCloud Systems, Inc. (the “Company” and together with VaultLogix, the “Issuers” and each an “Issuer”) and the lender signatory hereto (the “Lender”), in its capacity as the sole lender and administrative agent under the LSA (as defined below).

RECITALS

WHEREAS, pursuant to an Assignment and Assumption, dated February 18, 2016 (the “Assignment and Assumption”), the Lender acquired all of the Term Loans, including the promissory notes evidencing such Term Loans (the “Notes”), issued under that certain Loan and Security Agreement (the “LSA”), dated October 1, 2014, by and among VaultLogix, as borrower, the entities party thereto as Guarantors (the “Guarantors”) and the entities party thereto as lenders, and the administrative agent for such lenders (the “Administrative Agent”);

WHEREAS, all of VaultLogix’s obligations under the LSA and the Notes are unconditionally guaranteed by the Company pursuant to a Continuing Guaranty, dated October 1, 2014, made by the Company in favor of the Administrative Agent on behalf and for the benefit of the Lender (the “Parent Guaranty”); and

WHEREAS, the Company and the Lender have agreed to enter into this Agreement pursuant to which all rights and obligations under the LSA, the Term Loans, the Parent Guaranty and the other Loan Documents (as defined in the LSA) (the “Original Documents”), subject to the terms of this Agreement, are exchanged for a 8.25% Senior Secured Convertible Note made by VaultLogix and the Company as co-borrowers in substantially the form attached hereto as Exhibit A (the “New Note”);

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

AGREEMENT

ARTICLE I. EXCHANGE

1.01 New Note. On the date of this Agreement, the Issuers will execute and deliver the New Note to the Lender. In addition to the foregoing, the Issuers shall deliver, or cause to be delivered, on the date of this Agreement the following (collectively, the “Closing Deliverables”):

(a) a Security Agreement in substantially the form attached hereto as Exhibit B (the “Security Agreement”) executed and delivered by VaultLogix and the Company;

(b) a Deposit Account Control Agreement (the “DACA” and together with the Security Agreement, the “Security Documents”) in substantially the form attached hereto as Exhibit C executed and delivered by VaultLogix and PNC Bank, National Association;

(c) evidence that the deposit account identified in the DACA has at least an amount equal to the amount payable by the Lender under the Assignment and Assumption in unencumbered cash deposits;

(d) a legal opinion of counsel to the Issuers opining (1) that the exchange of the Lender’s rights and obligations under the Original Documents, including the Notes, for the New Note is exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), (2) on the enforceability and perfection of the liens securing the New Note, and (3) other customary matters reasonably requested by Lender;

(e) Irrevocable Transfer Agent Instructions in substantially the form attached hereto as Exhibit D (the “Irrevocable Transfer Agent Instructions”) executed and delivered by the Company and its transfer agent; and

(f) such other documents, instruments and agreements reasonably requested by Lender.

1.02 Surrender of Original Documents. Upon receipt of the New Note and the other Closing Deliverables, the Lender conveys all rights and obligations under the Original Documents to the Company. The parties agree that the New Note is being issued in substitution for and not in satisfaction of all rights and obligations under the Original Documents.

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Issuers represent and warrant to Lender as of the date hereof as follows:

2.01 Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. VaultLogix is a limited liability company duly formed validly existing and in good standing under the laws of the State of Delaware and has the requisite limited liability company power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

2.02 Authorization; Enforcement. Each Issuer has the requisite corporate or limited liability company power and authority, as applicable, to enter into and perform this Agreement, the New Note and the Security Documents to which it is a party and such other documents, instruments and agreements executed and delivered by each such Issuer in connection with any of the foregoing (collectively, the “Operative Documents”) and to issue and sell the New Note in accordance with the terms hereof. The execution, delivery and performance of the Operative Documents by each Issuer and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate or limited liability company action, as applicable, of such Issuer, and no further consent or authorization of such Issuer or its board of directors or equivalent governing body or stockholders or members, as applicable, is required, except for the Stockholder Approval. When executed and delivered by the Company, each of the Operative Documents shall constitute a valid and binding obligation of each such Issuer party thereto, enforceable against each such Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

2.03 Issuance of Shares. When the Conversion Shares (as defined in the New Note) are issued in accordance with the terms of the New Note, the Conversion Shares shall be validly issued and outstanding, fully-paid, non-assessable and free any clear of all liens, of any pre-emptive rights and rights of refusal of any kind.

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2.04 No Conflicts. The execution, delivery and performance of the Operative Documents by each Issuer, the performance by each Issuer of its obligations under the Operative Documents, and the consummation by each Issuer of the transactions contemplated by the Operative Documents, and the issuance of the Conversion Shares as contemplated by New Note, do not and will not (i) violate or conflict with any provision of each such Issuer’s Organizational Documents (as defined in the Security Agreement), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which any Issuer or any of its subsidiaries is a party or by which any Issuer or any of its subsidiaries’ respective properties or assets are bound, (iii) result in a violation of any foreign, federal, state or local statute, law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to any Issuer or any of its subsidiaries or by which any property or asset of any such Issuer or any of its subsidiaries are bound or affected, or (iv) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature (each, a “Lien”) on any property or asset of any Issuer or its subsidiaries under any agreement or any commitment to which any such Issuer or any of its subsidiaries is a party or by which any Issuer or any of its subsidiaries is bound or by which any of their respective properties or assets are bound. No Issuer is required under foreign, federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Operative Documents or issue and sell the New Note in accordance with the terms hereof.

2.05 SEC Documents, Financial Statements. The common stock of the Company (the “Common Stock”) is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the U.S. Securities and Exchange Commission (the “SEC”) is contemplating terminating such registration. Since January 1, 2014, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “SEC Documents”). At the times of their respective filings, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. The SEC Documents did not, and do not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with Regulation S-X and all other published rules and regulations of the SEC. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company does not currently have any reason to believe that it will not timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, or its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016.

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2.06 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Documents, except as specifically disclosed in a subsequent SEC Document filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in (A) a material adverse effect on the legality, validity or enforceability of any Operative Document, (B) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (C) a material adverse effect on any Issuer’s ability to perform in any material respect on a timely basis its obligations under any Operative Document (any of (A), (B), or (C), a “Material Adverse Effect”), (ii) neither the Company nor any of its subsidiaries have incurred any liabilities (contingent or otherwise) other than (X) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (Y) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the New Note contemplated by this Agreement and the transactions contemplated by the Asset Purchase Agreement, dated on or about the date hereof, by and among KeepItSafe, Inc., VaultLogix, Data Protection Services, L.L.C. (“DPS”), U.S. Data Security Acquisition, LLC (together with VaultLogix and DPS, the “Sellers”) and each individual owner of interests in Sellers set forth on the signature pages thereto, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day (as defined in the New Note) prior to the date that this representation is made.

2.07 Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market (as defined herein) on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. For purposes hereof, “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC QB Marketplace (or any successors to any of the foregoing).

2.08 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the issuance of the New Note and the Conversion Shares to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act or (ii) any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

2.09 Disclosure. Following the issuance of the press release referred to in Section 4.07, the Company confirms that neither it nor any other person or entity acting on its behalf has provided the Lender or its agents or counsel with any information that constitutes or might constitute material, nonpublic information that has not been publicly disclosed. The Company understands and confirms that the Lender will rely on the foregoing representation in effecting transactions in the securities of the Company.

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2.10 Solvency of the Company. Based on the consolidated financial condition of the Company and its subsidiaries taken as a whole, after giving effect to the transactions contemplated hereby: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date of this Agreement.

2.11 Seniority. As of the date of this Agreement, other than that certain 10% Original Issue Discount Senior Secured Convertible Debenture in the original principal amount of $7,500,000, issued to JGB (Cayman) Waltham Ltd. pursuant to that certain Securities Purchase Agreement, dated as of December 29, 2015, no indebtedness or other claim against the Company is senior to the New Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise. As of the date of this Agreement, there is no indebtedness or other claims against VaultLogix.

2.12 Holding Period. Pursuant to Rule 144 promulgated under the Securities Act, the holding period of the New Note and the Conversion Shares tacks back to June 16, 2015. The Issuers agree not to take a position contrary to this paragraph. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any legal opinions to the Lender or the Company’s transfer agent, necessary to issue the Conversion Shares without restriction and not containing any restrictive legend without the need for any action by the Lender in connection with a sale of the Conversion Shares by the Lender. The Company represents that the exchange of Lender’s rights under the Original Documents for the New Note is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act and agrees not to take any position contrary to this paragraph.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Lender represents and warrants to the Company as of the date hereof as follows:

3.01 Organization and Standing of the Lender. Lender is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

3.02 Authorization and Power. The Lender has the requisite power and authority to enter into and perform the Operative Documents. The execution, delivery and performance of the Operative Documents by the Lender and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of Lender or its managers or members is required. When executed and delivered by the Lender, the Operative Documents shall constitute valid and binding obligations of the Lender enforceable against the Lender in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

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ARTICLE IV. COVENANTS AND AGREEMENTS

Unless otherwise specified in this Article, for so long as the New Note and/or the Conversion Shares are outstanding, the Issuers hereby covenant:

4.01 Compliance with Laws. The Company shall take all necessary actions and proceedings as may be required by applicable law, rule and regulation, for the legal and valid issuance of the New Note and the Conversion Shares to the Lender.

4.02 Registration and Listing. The Company shall cause its Common Stock to continue to be registered under Section 12(b) of the Exchange Act, to comply in all material respects with its reporting and filing obligations under the Exchange Act and to not take any action or file any document to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act even if the rules and regulations thereunder would permit such termination. Without limiting the foregoing, the Company shall take all necessary action to satisfy the requirements of Rule 144(c)(1) and Rule 144(i)(2). The Company currently meets the requirements of Rule 144(i)(2) and the Conversion Shares may be resold by the Lender under Rule 144.

4.03 Public Information Failure. At any time during the period commencing on the date hereof and ending at such time that the Lender has resold all of the Conversion Shares, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or the requirements of Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the Lender’s other available remedies, the Issuers shall pay to the Lender, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Conversion Shares, an amount in cash equal to 0.075% of the original principal amount of the New Note on the day of a Public Information Failure and such amount on each day thereafter until the date such Public Information Failure is cured. The payments to which the Lender shall be entitled pursuant to this Section 4.03 are referred to herein as “Public Information Failure Payments”. For purposes hereof, a “Public Information Failure” shall be deemed to have occurred and be continuing during any Rule 12b-25 extension period for any annual, quarterly or other report required to be filed by the Company with the SEC. Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day (as defined in the New Note) after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Issuers fail to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Lender’s right to pursue actual damages for the Public Information Failure, and the Lender shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.04 Integration; Rules of the Trading Market.

(a) The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the New Note and Conversion Shares in a manner that would require the registration under the Securities Act of the sale of the New Note and Conversion Shares or that would be integrated with the offer or sale of the New Note and the Conversion Shares for purposes of the rules and regulations of any Trading Market unless stockholder approval is obtained before the closing of such subsequent transaction.

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(b) The Company shall provide each stockholder entitled to vote at either (x) the next annual meeting of stockholders of the Company or (y) a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than May 31, 2016 (the “Stockholder Meeting Deadline”), a proxy statement, substantially in a form which shall have been previously reviewed by the Lender’s counsel, at the expense of the Issuers, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the Company’s issuance of Conversion Shares as described in the New Note and the other Operative Documents in accordance with applicable law and the rules and regulations of the Principal Market (as defined in the New Note) and without any limitation on the number of Conversion Shares that may be issued (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held once in each of the eight subsequent calendar quarters thereafter until such Stockholder Approval is obtained.

4.05 Acknowledgment of Dilution. The Company acknowledges that the issuance of the New Note and the Conversion Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Operative Documents, including, without limitation, its obligation to issue the Conversion Shares pursuant to the New Note, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Lender and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.06 Indemnification of Lender. The Issuers will indemnify and hold the Lender and its directors, officers, stockholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls the Lender (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Lender Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Lender Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Issuers in this Agreement or in the other Operative Documents or (b) any action instituted against the Lender Parties in any capacity, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of such Lender Party, with respect to any of the transactions contemplated by the Operative Documents (unless such action is based upon the fraud, gross negligence, willful misconduct or malfeasance of a Lender Party).

4.07 Disclosure of Transaction. The Company shall, by 5:30 p.m. eastern time on the second business day following the closing of the transaction contemplated by this Agreement, file a Current Report on Form 8-K, including the Operative Documents as exhibits thereto, with the SEC. Such Form 8-K shall be subject to the prior review and comment of the Lender. From and after the issuance of the Form 8-K, the Company represents to the Lender that it shall have publicly disclosed all material, non-public information delivered to Lender by the Company, or any of their respective officers, directors, employees or agents.

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4.08 Disclosure of Material Information; No Obligation of Confidentiality.

(a) Each Issuer covenants and agrees that neither it nor any other person or entity acting on its behalf will provide the Lender or its agents or counsel with any information that the Company believes constitutes non-public information, unless prior thereto the Lender shall have executed a written agreement regarding the confidentiality and use of such information. Each Issuer understands and confirms that the Lender shall be relying on the foregoing representations in effecting transactions in securities of the Company. In the event of a breach of the foregoing covenant by an Issuer, or any of its subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Operative Documents, the Company shall publicly disclose any material, non-public information in a Current Report on Form 8-K within one business day following the date that it discloses such information to the Lender or such earlier time as may be required by Regulation FD or other applicable law.

(b) The Lender shall not be deemed to have any obligation of confidentiality with respect to (i) any non-public information of an Issuer disclosed to the Lender in breach of Section 4.08(a) (whether or not the Company files a Current Report on Form 8-K as provided above), (ii) the fact that the Lender has exercised any of its rights and/or remedies under the Operative Documents or (iii) any information obtained by the Lender as a result of exercising any of its rights and/or remedies under the Operative Documents. In further addition, the Lender shall not be deemed to be in breach of any duty to any Issuer and/or to have misappropriated any non-public information of any Issuer, if the Lender engages in transactions of securities of any issuer, including, without limitation, any hedging transactions, short sales or any derivative transactions, while in possession of such non-public information.

(c) Any Form 8-K, including all exhibits thereto, filed by the Company pursuant to this Section 4.08 shall be subject to prior review and comment by the Lender.

(d) From and after the filing of any such Form 8-K pursuant to Section 4.07 with the SEC, the Lender shall not be in possession of any material, non-public information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents that is not disclosed in such Form 8-K filed pursuant to Section 4.07.

4.09 Legal Opinions. The Company shall cause its legal counsel to issue any legal opinion referred to in the Irrevocable Transfer Agent Instructions or any other Operative Document at the Issuers’ expense.

ARTICLE V. MISCELLANEOUS

5.01 Fees and Expenses. The Issuers shall reimburse the Lender for all costs and expenses incurred by the Lender in connection with the negotiation, drafting and execution of the Operative Documents and the transactions contemplated thereby (including all reasonable legal fees, travel, disbursements and due diligence in connection therewith and all fees incurred in connection with any necessary regulatory filings and clearances). In addition, the Issuers shall pay all reasonable fees and expenses incurred by the Lender in connection with the enforcement of this Agreement or any of the other Operative Documents, including, without limitation, all reasonable attorneys’ fees and expenses. The Issuers shall be responsible for their own fees and expenses incurred in connection with the transactions contemplated by this Agreement or any of the other Operative Documents. The Issuers shall pay all fees of the Company’s transfer agent, stamp taxes and other taxes and duties levied in connection with the delivery of the New Note and/or the Conversion Shares to the Lender. This provision shall survive termination of this Agreement and the Operative Documents.

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5.02 Specific Performance; Consent to Jurisdiction; Venue.

(a) The Issuers and the Lender acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Operative Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Operative Documents and to enforce specifically the terms and provisions hereof or thereof without the requirement of posting a bond or providing any other security, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts in New York County of the state of New York. The Issuers and the Lender consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 5.02 shall affect or limit any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury.

5.03 Amendment. No provision of this Agreement may be waived or amended except in a written instrument signed by the Issuers and the Lender.

5.04 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) upon delivery by e-mail (if delivered on a business day during normal business hours where such notice is to be received) upon recipient’s actual receipt and acknowledgement of such e-mail. The addresses for such communications shall be:

If to the Issuers:

InterCloud Systems, Inc.

1030 Broad Street, Suite 102

Shrewsbury, NJ 07702

Attention: Chief Financial Officer

Telephone: (732) 898-6320

Facsimile No.:

E-mail: tlarkin@intercloudsys.com

dsullivan@intercloudsys.com

If to the Lender:

JGB (Cayman) Concord Ltd.

c/o JGB Management, Inc.

21 Charles Street, Suite 160

Westport, CT 06880

Attention: Brett Cohen

Telephone No.: (212) 355-5771

Facsimile No.: (212) 253-4093

E-mail: bcohen@jgbcap.com and dshmookler@jgbcap.com

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Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

5.05 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

5.06 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

5.07 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Lender may assign the New Note and/or the Conversion Shares and its rights under this Agreement and the other Operative Documents and any other rights hereto and thereto without the consent of the Company. The Issuers may not assign or delegate any of their respective rights or obligations hereunder or under any Operative Document.

5.08 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, except for Section 4.06, is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

5.09 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles that would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

5.10 Survival. The covenants, agreements and representations and warranties of the Issuers under the Operative Documents shall survive the execution and delivery hereof. All obligations of the Issuers hereunder are joint and several.

5.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission.

5.12 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

5.13 Time Is of the Essence. Time is of the essence of this Agreement and each Operative Document.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized officers as of the date first above written.

ISSUERS:

INTERCLOUD SYSTEMS, INC.

By:	/s/ Daniel Sullivan
Name:	Daniel Sullivan
Title:	Chief Accounting Officer

VAULTLOGIX, LLC

By:	/s/ Daniel Sullivan
Name:	Daniel Sullivan
Title:	Chief Accounting Officer

LENDER:

JGB (CAYMAN) CONCORD LTD.

By:	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President

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